Exhibit 99.1

CONTACT: Brian Anderson MediciNova, Inc. Phone: 858-622-9752 Email: banderson@medicinova.com

FOR IMMEDIATE RELEASE

MediciNova to Present at the Lehman Brothers 8th Annual Global

Healthcare Conference

SAN DIEGO, Calif. – March 22, 2005 — MediciNova, Inc., (Code number: 4875, OSE Hercules Market) a specialty pharmaceutical company that is publicly traded on the Hercules Market of the Osaka Securities Exchange, today announced that Takashi Kiyoizumi, M.D., Ph.D., President and CEO of MediciNova, will present a Company overview at 9:00 a.m., Eastern Standard Time on Friday, April 1, at the Lehman Brothers 8th Annual Global Healthcare Conference. The Conference is being held at Loews Miami Beach Hotel in Miami Beach, FL.

About MediciNova

MediciNova, Inc. is a publicly traded specialty pharmaceutical company focused on accelerating the global development and commercialization of innovative pharmaceutical products. MediciNova’s pipeline, which includes several compounds in clinical testing, targets a variety of prevalent medical conditions, including premature labor, cancer, asthma, multiple sclerosis and anxiety disorders. For more information on MediciNova Inc., please visit www.medicinova.com.

This press release may contain “forward looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the

Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause the Company’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include the risk factors detailed in MediciNova’s Securities and Exchange Commission filings.